                                                                    Exhibit 10.6

                                 PROMISSORY NOTE

US $900,000.00

BUBIKON, SWITZERLAND

DECEMBER 22,  2006

         FOR VALUED RECEIVED, the undersigned, a corporation duly organized under the laws of Switzerland, with its principal place of business at Rosengartenstr. 4, CH-8608 Bubikon, Switzerland, (the "Maker"), unconditionally promises to pay to the order of Proteo, Inc., a Nevada corporation, (the "Holder"), at its principal place of business at 2102 Business Center Drive, Suite 130, Irvine, CA 92612 or at such other place as may be designated in writing by the Holder, the principal sum of $900,000.00, with no interest.

         Principal shall be payable in five monthly installments of US $180,000.00 each, the first installment falling due upon issuance of shares, the second March 31, 2007, the third on June 30, 2007, the fourth on September 30, 2007, and the last installment falling due on December 31,2007.

         All payments under this Note shall be in lawful money of the United States.

         In no event shall the interest and other charges in the nature of interest hereunder, if any, exceed the maximum amount of interest permitted by law. Any amount collected in excess of the maximum legal rate shall be applied to reduce the principal balance.

         All payments under this Note shall be applied first to the late fees and costs, if any, and second to interest then due, if any, and to balance the principal.

         The Maker agrees to pay to the holder all costs, expenses and reasonable attorney's fees incurred in the collection of sums due hereunder, whether through legal proceedings or otherwise, to the extent permitted by law.

         This Note may be prepaid at any time, in whole or in part, without penalty or premium.

         If any installment hereunder is not paid within ten (10) days of the date the same is due, the Maker shall pay to the holder a late charge equal to three percent (3%) of the overdue payment as liquidated damages, and not as a penalty.

         After the maturity of this Note, or upon any default, this Note shall bear interest at the rate of ten percent (10%) per annum, at the option of the Holder.

         At the option of the Holder, this entire Note shall become immediately due and payable, without demand and notice, upon the occurrence of any one of the following events:

         (a) failure of the Maker to pay any installment hereunder when due, which shall continue for ten (10) days;
         (b) any misrepresentation or omission of or on behalf of Maker made to the holder in connection with this loan;
         (c) insolvency or failure of the Maker or any guarantor to generally pay its debts as they become due;
         (d) assignment for the benefit of creditors of, or appointment of a receiver or other officer for, all or any part of Maker's or any guarantor's property;
         (e) adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against Maker or any guarantor;
         (f)      death of Maker or any guarantor;
         (g) sale or transfer, whether voluntary or involuntary, of all or any interest in the property which is security for this Note; or
         (h) default under any mortgage, trust deed, security agreement or other instrument securing this note, if any.

                  The Maker expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with this Note. No renewal or extension of this Note, or release of any collateral or party liable hereunder, will release the liability of the Maker.

                  Failure of the Holder to exercise any right or option shall not constitute a waiver, nor shall it be a bar to the exercise of any right or any option at nay future time.

                  If any provision of this Note shall be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

                  This Note shall be governed by the laws of the state of Nevada.





                  IN WHITNESS WHEREOF, this Promissory Note is executed under seal on the day and year first above written.

Executed:                                            FIDEsprit AG:




                                                     /S/ AXEL J. KUTSCHER
                                                     --------------------
                                                     Axel J. Kutscher
                                                     Managing Director

GUARANTY



FOR VALUE RECEIVED, the undersigned Axel J. Kutscher, living at Deutschherrnufer 48, Frankfurt, Germany, as primary obligor, hereby unconditionally guarantees the prompt payment of principal and interest when due and all other obligations contained in the Promissory Note as of December 22, 2006 given by FIDESprit AG to Proteo, Inc. The undersigned accepts and agrees to be bound by all terms, conditions and waivers contained in the Note. The undersigned waives notice of acceptance of this guarantee and suretyship defenses of all kinds. The Holder may extend the time of payment, release any collateral or party reliable on the Note, or grant any indulgence to any party without releasing the liability of the undersigned. The Holder need not proceed against Maker or any other party or collateral prior to proceeding against the undersigned. The undersigned agrees to pay all costs, expenses and attorney's fees incurred by the Holder in enforcing the Note and this Guaranty.


Dated December 22, 2006.


Executed:                                            Guarantor




                                                     /S/ AXEL J. KUTSCHER
                                                     --------------------
                                                     Axel J. Kutscher